Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

Fourth Quarter Fiscal Year 2016 Results (compared to Fourth Quarter Fiscal Year 2015)

•	GAAP diluted earnings per share of $0.83, up 36.1%; adjusted earnings per share of $0.94, up 19.0%

•	GAAP operating margin of 12.3%; adjusted operating margin of 13.7%

•	Service revenue of $538.6 million, up 3.0%; constant currency revenue growth of 2.6%

Fiscal Year 2016 (compared to Fiscal Year 2015)

•	GAAP diluted earnings per share of $2.89, up 9.1%; adjusted diluted earnings per share of $3.43, up 22.9%

•	GAAP operating margin of 10.8%; adjusted operating margin of 12.8%, reflecting 210 basis point year-over-year improvement

•	Service revenue of $2,096.3 million, up 4.0%; constant currency revenue growth of 5.1%

BOSTON, August 3, 2016 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the fourth quarter and Fiscal Year 2016, which ended on June 30, 2016.

“PAREXEL had a successful fourth quarter,” said Chairman and Chief Executive Officer Josef H. von Rickenbach. “We achieved strong year-over-year diluted EPS growth, driven by revenue growth and substantial year-over-year margin improvement in the quarter. Solid new business wins drove a net book-to-bill ratio of 1.20 in the quarter and speak to the potential for future revenue growth.
“This fourth quarter performance capped a productive Fiscal Year 2016. Diluted EPS in Fiscal Year 2016 grew 9.1% and 22.9% on a GAAP and adjusted basis, respectively. Adjusted operating margin improved 210 basis points during Fiscal Year 2016 to 12.8%. Record new business wins contributed to a Fiscal Year 2016 net book-to-bill of 1.24 and full-year backlog growth of 7.4%. We successfully completed our Margin Acceleration Program (MAP), exceeding our savings targets.
“Looking ahead, we expect continued success in Fiscal Year 2017 and beyond,” Mr. von Rickenbach continued. “We believe that the environment for new business continues to be encouraging, as the market for biopharmaceutical services continues to grow. We also remain fully committed to continuing our margin improvement efforts. Based on our solid prospects, we confirm our previous revenue guidance and increase our adjusted diluted EPS guidance for Fiscal Year 2017.”

Fourth Quarter Fiscal Year 2016 Results

For the three months ended June 30, 2016, PAREXEL’s service revenue increased 3.0% to $538.6 million, compared with $523.0 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (GAAP) totaled $66.0 million, or 12.3% of service revenue, in the fourth quarter of Fiscal Year 2016, as compared with $39.3 million, or 7.5% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $44.3 million, or $0.83 per diluted share, compared with $34.2 million, or $0.61 per diluted share, for the quarter ended June 30, 2015. GAAP diluted earnings per share in the quarter increased 36.1% year over year.

The financial results of the June quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 2.6%, on a constant currency basis to $538.6 million, compared with the prior year period. Excluding revenue of $7.8 million arising from the acquisition of Health Advances, revenue increased by 1.2% on a constant currency basis, compared to the prior year. Adjusted operating income in the fourth quarter of Fiscal Year 2016 was $73.9 million, or 13.7% of service revenue. Adjusted operating income in the fourth quarter of Fiscal Year 2015 was $56.5 million, or 10.8% of service revenue. Adjusted net income was $50.3 million, or $0.94 per diluted share, in the quarter ended June 30, 2016, and was $44.3 million, or $0.79 per diluted share, in the quarter ended June 30, 2015. Adjusted diluted earnings per share in the quarter grew 19.0% year over year.

On a segment basis, service revenue for the fourth quarter of Fiscal Year 2016 was $407.9 million in Clinical Research Services (CRS), $59.8 million in PAREXEL Consulting (PC), and $70.9 million in PAREXEL Informatics (PI).

Twelve Month Fiscal Year 2016 Results

For the twelve months ended June 30, 2016, service revenue was $2,096.3 million versus $2,016.0 million in the prior year period, an increase of 4.0%. GAAP operating income for the current twelve month period was $225.8 million, or 10.8% of service revenue, compared with $199.9 million, or 9.9% of service revenue in the prior year period. GAAP net income for the twelve months ended June 30, 2016 was $156.5 million, or $2.89 per diluted share, compared with $147.8 million, or $2.65 per diluted share, in the prior year period.

The financial results of the current and prior Fiscal Year each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 5.1% on a constant currency basis to $2,096.3 million for the twelve months ended June 30, 2016 compared to the prior year period. Excluding revenue of $37 million arising from the acquisitions of Health Advances and QSI, revenue increased by 3.2% on a constant currency basis, compared to the prior year. Adjusted operating income was $267.6 million, or 12.8% of service revenue, for the twelve months ended June 30, 2016, compared with $216.4 million, or 10.7% of service revenue, for the twelve months ended June 30, 2015. Adjusted net income for the twelve months ended June 30, 2016 was $185.9 million, or $3.43 per diluted share, compared with $155.9 million, or $2.79 per diluted share, in the comparable prior year twelve month period.

New Business and Backlog

Backlog as of June 30, 2016 was $5.7 billion, an increase of approximately $400 million year over year. The reported backlog included gross new business wins in the fourth quarter of $967 million, cancellations of $322 million, and a negative impact from foreign currency exchange rates of $37 million. The net book-to-bill ratio was 1.20 in the quarter.

Forward-Looking Guidance

The Company issued forward-looking guidance for the first quarter of Fiscal Year 2017 (ending September 30, 2016) and updated its guidance for revenue and EPS for Fiscal Year 2017, as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 8/3/16	Guidance Issued 6/30/16
Q1 FY 2017 Revenue	$520-$530 million	NA
Q1 FY 2017 GAAP EPS	$0.80-$0.88	NA
Q1 FY 2017 Non-GAAP EPS*	$0.82-$0.90	NA

FY 2017 Revenue	$2.175-$2.205 billion	$2.175-$2.205 billion
FY 2017 GAAP EPS	$3.72-$3.98	$3.68-$3.96
FY 2017 Non-GAAP EPS*	$3.79-$4.05	$3.75-$4.03

*Adjusted numbers excludes various items, as detailed in a table contained within this release.

Additional Information

The financial results in this release are preliminary and unaudited.

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s fourth quarter and full year Fiscal Year 2016 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, August 4, 2016 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International fourth quarter Fiscal Year 2016 earnings conference call.

A presentation of fourth quarter and full year Fiscal Year 2016 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q4 Financial Results and Trended Information.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 84 locations in 51 countries around the world, and had approximately 18,600 employees in the fourth quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisition of Health Advances, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Emma Reeve
Corporate Vice President and Interim Chief Financial Officer
PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Ronald Aldridge
Senior Director of Investor Relations
PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753 or +1-781-434-8465

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	June 30, 2016*	June 30, 2015	June 30, 2016	June 30, 2015
Service revenue	$538.6	$523.0	$2,096.3	$2,016.0
Reimbursement revenue	89.2	82.2	332.3	314.3
Total revenue	627.8	605.2	2,428.6	2,330.3
Costs and expenses:
Direct costs	348.0	360.1	1,361.5	1,344.2
Reimbursable out-of-pocket expenses	89.2	82.2	332.3	314.3
Selling, general and administrative	94.9	80.8	384.3	367.2
Depreciation	20.3	17.7	74.6	69.3
Amortization	5.0	5.1	22.3	15.6
Restructuring charge	4.4	20.0	27.8	19.8
Total costs and expenses	561.8	565.9	2,202.8	2,130.4
Income from operations	66.0	39.3	225.8	199.9
Other (expense) income, net	(3.8)	(1.9)	(8.4)	0.3
Income before income taxes	62.2	37.4	217.4	200.2
Provision for income taxes	17.9	3.2	60.9	52.4
Effective tax rate	28.8%	8.7%	28.0%	26.2%
Net income	$44.3	$34.2	$156.5	$147.8

Earnings per common share:
Basic	$0.84	$0.62	$2.93	$2.69
Diluted	$0.83	$0.61	$2.89	$2.65
Shares used in computing earnings per common share:
Basic	52.7	55.2	53.5	54.9
Diluted	53.3	56.0	54.2	55.8

* The results of the fourth quarter include certain non-material adjustments that relate to earlier reporting periods.

Balance Sheet Information	(Unaudited)
(in millions)	June 30, 2016	June 30, 2015
Billed accounts receivable, net	$506.1	$460.6
Unbilled accounts receivable, net	329.2	262.2
Deferred revenue	(457.8)	(414.0)
Net receivables	$377.5	$308.8

Cash and cash equivalents	$248.6	$207.4
Working capital	$409.1	$352.5
Total assets	$2,027.2	$1,865.0
Short-term borrowings	$16.6	$8.9
Long-term debt	$487.9	$348.2
Stockholders' equity	$635.0	$665.3

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	June 30, 2016				June 30, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$348.0	$(1.6)	(a)	$346.4	$360.1	$—		$360.1
Gross profit	$190.6	$1.6		$192.2	$162.9	$—		$162.9
Selling, general and administrative	$94.9	$(1.9)	(b)	$93.0	$80.8	$2.8	(b)	$83.6
Restructuring charge	$4.4	$(4.4)	(c)	$—	$20.0	$(20.0)	(c)	$—
Income from operations	$66.0	$7.9		$73.9	$39.3	$17.2		$56.5
Other expense, net	$(3.8)	$0.2	(d)	$(3.6)	$(1.9)	$—		$(1.9)
Income before income taxes	$62.2	$8.1		$70.3	$37.4	$17.2		$54.6
Provision for income taxes	$17.9	$2.1	(e)	$20.0	$3.2	$7.1	(f)	$10.3
Net income	$44.3	$6.0		$50.3	$34.2	$10.1		$44.3
Diluted earnings per common share	$0.83	$0.11		$0.94	$0.61	$0.18		$0.79
Effective tax rate	28.8%			28.4%	8.7%			18.9%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Interest on legal settlements
(e) Tax effect on non-GAAP adjustments
(f) Tax effect on non-GAAP adjustments, and a $1.7 million adjustment due to reserve release

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Twelve Months Ended				Twelve Months Ended
	June 30, 2016				June 30, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$1,361.5	$(3.4)	(a)	$1,358.1	$1,344.2	$—		$1,344.2
Gross profit	$734.8	$3.4		$738.2	$671.8	$—		$671.8
Selling, general and administrative	$384.3	$(10.6)	(b)	$373.7	$367.2	$3.3	(b)	$370.5
Restructuring charge	$27.8	$(27.8)	(c)	$—	$19.8	$(19.8)	(c)	$—
Income from operations	$225.8	$41.8		$267.6	$199.9	$16.5		$216.4
Other (expense) income, net	$(8.4)	$0.2	(d)	$(8.2)	$0.3	$0.1	(f)	$0.4
Income before income taxes	$217.4	$42.0		$259.4	$200.2	$16.6		$216.8
Provision for income taxes	$60.9	$12.6	(e)	$73.5	$52.4	$8.5	(g)	$60.9
Net income	$156.5	$29.4		$185.9	$147.8	$8.1		$155.9
Diluted earnings per common share	$2.89	$0.54		$3.43	$2.65	$0.14		$2.79
Effective tax rate	28.0%			28.3%	26.2%			28.1%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Interest on legal settlements
(e) Tax effect on non-GAAP adjustments
(f) Accelerated amortization of deferred financing fees related to credit facility modification
(g) Tax effect on non-GAAP adjustments, and a $1.7 million adjustment due to reserve release

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended		Three Months Ended
(dollar amounts in millions)	June 30, 2016		June 30, 2015
CRS
Service revenue	$407.9		$419.2	(a)
% of total service revenue	75.7%		80.1%
Gross profit	$128.8		$114.7	(a)
Gross margin % of service revenue	31.6%		27.4%

PC
Service revenue	$59.8		$37.6	(a)
% of total service revenue	11.1%		7.2%
Gross profit	$26.8		$17.3	(a)
Gross margin % of service revenue	44.8%		46.0%
Adjusted gross profit	$28.4	(b)	$17.3	(a)
Adjusted gross margin % of service revenue	47.5%		46.0%

PI
Service revenue	$70.9		$66.2
% of total service revenue	13.2%		12.7%
Gross profit	$35.0		$30.9
Gross margin % of service revenue	49.4%		46.7%

Total service revenue	$538.6		$523.0
Total gross profit	$190.6		$162.9
Gross margin % of service revenue	35.4%		31.2%
Adjusted gross profit	$192.2	(b)	$162.9
Adjusted gross margin % of service revenue	35.7%		31.2%

Quarterly Supplemental Financial Data
Service revenue	$538.6		$523.0
Reimbursement revenue	89.2		82.2
Investigator fees	92.3		111.9
Gross revenue	$720.1		$717.1

Days sales outstanding	48		39

Capital expenditures	$18.7		$34.6

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the three months ended June 30, 2016, we disclosed the reportable segment on this basis and the prior period was retroactively revised to reflect this presentation change.

(b) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Twelve Months Ended		Twelve Months Ended
(dollar amounts in millions)	June 30, 2016		June 30, 2015
CRS
Service revenue	$1,628.0		$1,599.1	(a)
% of total service revenue	77.7%		79.4%
Gross profit	$515.9		$472.6	(a)
Gross margin % of service revenue	31.7%		29.6%

PC
Service revenue	$190.4		$152.2	(a)
% of total service revenue	9.1%		7.5%
Gross profit	$88.2		$71.7	(a)
Gross margin % of service revenue	46.3%		47.1%
Adjusted gross profit	$91.6	(b)	$71.7
Adjusted gross margin % of service revenue	48.1%		47.1%

PI
Service revenue	$277.9		$264.7
% of total service revenue	13.2%		13.1%
Gross profit	$130.7		$127.5
Gross margin % of service revenue	47.0%		48.2%

Total service revenue	$2,096.3		$2,016.0
Total gross profit	$734.8		$671.8
Gross margin % of service revenue	35.1%		33.3%
Adjusted gross profit	$738.2	(b)	$671.8
Adjusted gross margin % of service revenue	35.2%		33.3%

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the twelve months ended June 30, 2016, we disclosed the reportable segment on this basis and the prior period was retroactively revised to reflect this presentation change.

(b) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on August 3, 2016
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	September 30, 2017				June 30, 2017
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs		$(2.0)	(a)			$(7.3)	(a)
Gross profit		$2.0				$7.3
Selling, general and administrative		$—				$—
Restructuring expense		$—				$—
Income from operations		$2.0				$7.3
Income before income taxes		$2.0				$7.3
Provision for income taxes		$0.9	(b)			$3.5	(b)
Net income		$1.1				$3.8
Diluted earnings per common share	$0.80-$0.88	$0.02		$0.82-$0.90	$3.72-$3.98	$0.07		$3.79-$4.05

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Tax effect on non-GAAP adjustments